Calculation of Filing Fee Tables
S-1
ARKO Petroleum Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(a)	702,777	$ 18.00	$ 12,649,986.00	0.0001381	$ 1,746.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,649,986.00		$ 1,746.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,746.96
Offering Note
[1]	(1) Represents only the additional number of shares being registered pursuant to this registration statement and includes 91,666 shares of Class A common stock issuable upon exercise of the underwriters' option to purchase additional shares. Does not include the 12,075,000 shares that were previously registered on the Registration Statement on Form S-1 (333-292265), as amended (the "Prior Registration Statement"). (2) Based on the public offering price. (3) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"), based on the maximum aggregate offering price of the shares being registered hereby. The registrant previously registered 12,075,000 shares of its Class A common stock with an aggregate offering price of $241,500,000.00 on the Prior Registration Statement, which was declared effective by the U.S. Securities and Exchange Commission on February 11, 2026. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $12,649,986 is hereby registered, which includes shares of Class A common stock issuable upon the exercise of the underwriters' option to purchase additional shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A